UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	May 26, 2009

Kenexa Corporation (Exact Name of Issuer as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation or Organization)	000-51358 (Commission File Number)	23-3024013 (I.R.S. Employer Identification Number)

650 East Swedesford Road, Wayne, Pennsylvania (Address of Principal Executive Offices)	19087 (Zip Code)

(610) 971-9171 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02.  Termination of a Material Definitive Agreement.

On May 21, 2009, Kenexa Technology, Inc. (“Kenexa Technology”), a wholly owned subsidiary of Kenexa Corporation (the “Company”), terminated its secured credit agreement with PNC Bank (“PNC”), as administrative agent, and the several other lenders named therein (the “Credit Agreement”). The Credit Agreement, which became effective November 13, 2006, provided (i) a $50 million revolving credit facility, including a sublimit of up to $2 million for letters of credit and (ii) a $50 million term loan.  The Company and each of the U.S. subsidiaries of Kenexa Technology (the “Guarantors”) guaranteed the obligations of Kenexa Technology under the Credit Agreement.  The Credit Agreement also required Company to pay a monthly commitment fee based on the unused portion of the revolving credit facility.  At May 26, 2009, the Company had no outstanding balance on the Credit Agreement. Unless renewed, the Credit Agreement would have expired on its own terms on March 26, 2010.  No early termination penalties were incurred in connection with the termination of the Credit Agreement.  As a result of the termination of the Credit Agreement, the Company does not have a revolving credit facility or other debt financing arrangement.  This could negatively impact the Company’s financial condition and liquidity in the future.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained herein that are not historical facts and statements identified by words such as “expects,” “could,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These statements are based on the Company’s current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission, as amended and supplemented under the caption “Risk Factors” in the Company’s subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.  Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors, the Company’s ability to implement business and acquisition strategies or to complete or integrate acquisitions.  The Company does not undertake any obligation to update any forward-looking statements contained herein as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2009	By:	/s/ Donald F. Volk
Donald F. Volk
Chief Financial Officer